Exhibit 99.1

WHITEWAVE FOODS REPORTS RECORD THIRD QUARTER 2014 RESULTS

•	Adjusted Diluted Earnings per Share Increased 42% to $0.27, Excluding China Joint Venture

•	Organic Net Sales Increased 12%, Excluding Results of Earthbound; Total Net Sales Increased 34% to $857 Million

•	Adjusted Operating Income Grew Over 50% to $82 Million; Continued Strong Operating Margin Expansion

•	Q4 2014 Guidance of $0.26 - $0.27 Adjusted Diluted Earnings Per Share, Excluding China Joint Venture

•
Full Year 2014 Adjusted Diluted Earnings Per Share Guidance Increased From $0.98 to $1.00 To $0.99 to $1.00 and Updated to Now Include Over $0.02 Adjusted Diluted Earnings Per Share Dilutive Impact Related to Recent Senior Notes Issuance

DENVER, Colo. - November 10, 2014 - The WhiteWave Foods Company (NYSE: WWAV) today reported record results for the third quarter ended September 30, 2014, driven by continued growth across all platforms.

Financial Summary:	Three Months Ended September 30,
In millions, except EPS	2014	2013	% Change*
Net Sales	$857	$639	+34%
Organic Net Sales	$717	$639	+12%

Operating Income
GAAP	$73	$42	+74%
Adjusted	$82	$54	+50%

Net Income
GAAP	$41	$24	+68%
Adjusted	$47	$34	+38%

Diluted Earnings per Share (EPS)
GAAP	$0.23	$0.14	+65%
Adjusted	$0.26	$0.19	+35%
Adjusted, excluding China Joint Venture	$0.27	$0.19	+42%

EBITDA
Adjusted	$111	$77	+45%
Adjusted, excluding China Joint Venture	$114	$77	+48%

*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave reported third quarter 2014 adjusted diluted earnings per share of $0.27, a 42 percent increase compared to third quarter 2013, excluding investments associated with its China joint venture. Including joint venture investments, WhiteWave reported third quarter 2014 adjusted diluted earnings per share of $0.26.

Net sales for the third quarter of 2014 were $857 million, a 34 percent increase from net sales of $639 million in the third quarter of 2013. This growth reflects the inclusion of Earthbound Farm and strong organic growth in both the North America and Europe segments. Excluding Earthbound Farm, organic net sales increased 12 percent due primarily to strong volume growth in both segments.

Adjusted operating income for the third quarter of 2014 increased 50 percent to $82 million, compared to $54 million in the third quarter of 2013, with operating margin expansion of 103 basis points. Excluding corporate costs related to the support of the China joint venture activities, operating margins expanded 116 basis points.

“We reported another quarter of strong financial results, with record net sales and strong operating performance leading to further earnings growth. Our organic net sales growth of 12 percent in the third quarter is the highest rate we achieved this year. Impressive results by our market-leading brands in North America and Europe powered another strong quarter as consumers across continents are increasingly looking for great-tasting, healthy and responsibly produced foods and beverages,” said Gregg Engles, chairman and chief executive officer. “We executed on several strategic initiatives in the quarter with the acquisition of So Delicious to drive even further growth in our plant-based businesses, and an enhanced capital structure to support our continued growth plans. We enter the fourth quarter with strong growth momentum across all our businesses, positioning us to finish off 2014 with continued strong results, leading us to increase our full year EPS guidance.”

BASIS OF PRESENTATION
Certain financial measures in this release are presented on a non-GAAP, adjusted basis. North America segment financial results for the third quarter of 2014 are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

NORTH AMERICA SEGMENT
WhiteWave’s North America segment consists of four platforms: Plant-based Foods and Beverages, Coffee Creamers and Beverages, Premium Dairy, and Organic Greens and Produce. In the third quarter of 2014, net sales for the North America segment were $728 million, an increase of 36 percent over the third quarter of 2013. Growth in the North America segment reflects increased net sales in every platform, including Earthbound Farm’s results in the Organic Greens and Produce platform. Excluding Earthbound Farm, organic net sales for the third quarter of 2014 increased 10 percent from the third quarter of 2013, driven by strong growth across the other three North America platforms. Adjusted operating income for the North America segment increased 43 percent to $84 million in the third quarter, compared to the same period in 2013, driven by the addition of Earthbound Farm and by operating margin expansion of 56 basis points from North America’s other three platforms.

North America Segment Summary
In millions	Three Months Ended September 30,
	2014	2013	% Change
Net Sales	$728	$534	+36%
Organic Net Sales	$588	$534	+10%

GAAP Segment Operating Income	$81	$51	+58%
Adj. Segment Operating Income	$84	$59	+43%

Plant-Based Foods & Beverages
In the North America Plant-based Foods and Beverages platform, which includes Silk® soymilk, almondmilk, coconutmilk, and soy yogurts, net sales increased 9 percent in the third quarter of 2014 compared to the third quarter of 2013, driven primarily by increased volumes with additional contribution from price increases. The strong growth experienced in Silk almondmilk continued, with a 30 percent increase in sales in the third quarter of 2014 compared to the same period in 2013. The overall Plant-based Foods and Beverages category remained strong with 15 percent year-over-year category growth in the third quarter. WhiteWave’s Silk brand continues to hold the No. 1 market position in almond, as well as in its other product subcategories.

Coffee Creamers & Beverages
In Coffee Creamers and Beverages, which includes coffee creamers and iced coffee under the International Delight®, Dunkin Donuts® and Silk® brands, as well as half and half dairy creamers under the LAND O LAKES® and Horizon Organic® brands, net sales increased 9 percent in the third quarter of 2014 compared to the third quarter of 2013. Sales strength across the creamer portfolio drove increased volumes aided by price increases. The refrigerated creamers category grew 8 percent in the third quarter of 2014, with WhiteWave increasing its dollar share of the category over the quarter.

Premium Dairy
In Premium Dairy, Horizon Organic® net sales increased 13 percent in the third quarter of 2014 compared to the third quarter of 2013, primarily driven by volume growth and some benefit from price increases implemented over the prior twelve months. Growth was broad-based across the Horizon Organic portfolio with some contribution from the recently introduced brand extensions. Demand for organic milk remains high and drove 8 percent growth in the organic milk category in the third quarter, with Horizon Organic maintaining its leading market share.

Organic Greens & Produce
In Organic Greens and Produce, Earthbound Farm®’s third quarter of 2014 net sales were $141 million, a 7 percent increase over the prior year. Sales were driven by growth in organic packaged salads, which comprises the majority of Earthbound Farm’s business, as well as increases in frozen products and fresh fruits and vegetables. The organic packaged salads category continues to grow, increasing 14 percent in the third quarter of 2014; with organic packaged salads’ share of the total category growing to 25 percent in the third quarter of 2014. Earthbound Farm continues to hold the leading share in the organic packaged salad category.

EUROPE SEGMENT
The Europe segment consists of a Plant-based Foods and Beverages platform that operates primarily under the Alpro® brand. Net sales in the segment increased 24 percent on a reported basis in the third quarter of 2014 compared to the third quarter of 2013, and increased 21 percent on a constant currency basis. Operating income in the segment increased 82 percent to $14 million for the third quarter of 2014, compared to the same period in 2013, with operating margin expansion of 338 basis points during the quarter.

Europe Segment Summary
In millions	Three Months Ended September 30,
	2014	2013	% Change
Net Sales	$129	$104	+24%

Segment Operating Income	$14	$8	+82%

Net sales growth in Europe was led by continued rapid growth in almond beverages, and continued strong growth in soy beverages, non-dairy yogurts and plant-based creams. Alpro continues to hold the leading market position across its core Western European geographies, with a composite share of 42 percent.

OTHER ITEMS
So Delicious Acquisition
On October 31, 2014, WhiteWave announced it completed the acquisition of So Delicious® for a purchase price of approximately $195 million in cash. Based in Eugene, Oregon, So Delicious manufactures, markets and distributes plant-based foods and beverages under the So Delicious® Dairy Free brand. The addition of So Delicious to WhiteWave’s North America Plant-based Foods & Beverages platform increases capabilities in plant-based yogurt, beverages and creamers, and provides entry into a new category of plant-based frozen desserts. The transaction is expected to be accretive to WhiteWave’s earnings in the first 12 months following closing, excluding certain transaction and integration expenses. WhiteWave anticipates significant cost savings opportunities from the extension of the So Delicious business across WhiteWave’s existing business platform, capabilities and infrastructure.

Senior Secured Credit Facilities Modification
On August 29, 2014, WhiteWave entered into a third amendment of its senior secured credit facilities to extend maturity dates, reset amortization requirements, increase its revolving credit commitment to $1.0 billion from $850 million, and gain additional operational flexibility. The applicable interest rates and fees under the credit agreement were not modified in the amendment.

Senior Unsecured Notes
On September 17, 2014, WhiteWave issued $500 million in aggregate principal amount of senior unsecured notes. Net proceeds from the sale of the notes were approximately $490.7 million, after deducting underwriting discounts, commission and offering expenses. The proceeds of the sale were utilized to pay down all outstanding borrowings under WhiteWave’s senior secured revolving commitment, with the remaining proceeds increasing cash balances which were subsequently utilized in the purchase of So Delicious on October 31, 2014. The notes mature on October 1, 2022 and bear interest at a rate of 5.375 percent per annum payable on April 1 and October 1 of each year, beginning on April 1, 2015.

FORWARD OUTLOOK
In the fourth quarter of 2014, management expects net sales growth to be in the low-thirties on a percentage basis, behind continued growth across all businesses and the inclusion of So Delicious’ net sales for part of the quarter, offset by currency fluctuations and by organic milk supply constraints modestly softening growth expectations in the Premium Dairy platform. For full year 2014, management now expects net sales growth in the low to mid-thirties on a percentage basis. Excluding

Earthbound Farm, management expects net sales on an organic basis to increase approximately 8 percent in the fourth quarter, resulting in approximately 11 percent organic net sales growth for full year 2014.

Management expects an adjusted total operating income percentage growth rate in the low to mid-forties for the fourth quarter of 2014, driven by continued strong volume growth, cost leverage and further progress on cost improvement and margin expansion initiatives. For full year 2014, management continues to expect adjusted total operating income growth in the mid-forties on a percentage basis.

Interest expense for the fourth quarter of 2014 is expected to be approximately $14 to $15 million reflecting higher interest costs related to the senior unsecured notes issuance completed in the third quarter of 2014. Management estimates its effective tax rate to range between 34 to 35 percent for fourth quarter 2014.

Management is updating and increasing its expectations for full year 2014 adjusted diluted earnings per share from between $0.98 and $1.00 to now be between $0.99 and $1.00, excluding investments in its joint venture in China, despite an expected dilutive impact of over $0.02 adjusted diluted earnings per share for full year 2014 related to higher interest expense as a result of the senior unsecured notes issued in the third quarter of 2014; thereby essentially increasing its full year guidance range by $0.03 and $0.02, respectively on a comparative basis. Management now anticipates the joint venture in China will result in a reduction of approximately $0.06 per diluted earnings per share in 2014, due to increased expenses and other investments related to the expected initial launch of products late in the fourth quarter.

For the fourth quarter of 2014, management expects adjusted diluted earnings per share to range between $0.26 to 0.27, excluding a reduction of approximately $0.03 diluted earnings per share from estimated China joint venture investments. The China joint venture is in the process of being commercialized and there are numerous factors that may impact the amount of WhiteWave’s estimated investment in the fourth quarter. Management does not anticipate the recently completed acquisition of So Delicious to have a material impact to fourth quarter 2014 adjusted diluted earnings per share, as integration of this business to leverage operational efficiencies is in the very early stages.

Management now projects capital expenditures will be approximately $280 to $290 million for the full year 2014, due in part to beginning projects originally planned for 2015 during the fourth quarter of 2014 to support stronger than anticipated growth. Timing of capital projects may vary and affect the amount of actual investments made in 2014.

“We delivered another quarter of strong top and bottom line results driven by growth across all of our platforms,” said Kelly Haecker, executive vice president and chief financial officer. “In the third quarter, we continued to benefit from our increased scale and from past capital investments and pricing actions that led to strong operating performance with significant margin expansion, resulting in 42% earnings per share growth that exceeded the high end of our guidance. We strengthened our balance sheet by proactively addressing our capital structure in the quarter by increasing and extending the maturity of our senior credit facility and locking in attractively priced long-term capital with our inaugural $500 million senior unsecured notes issuance. We entered the fourth quarter very well positioned with a solid balance sheet, a moderate leverage profile and significant liquidity as we look to continue building on our growth momentum to close out 2014 with a strong fourth quarter.”

CONFERENCE CALL WEBCAST
A live webcast to discuss WhiteWave’s financial results and outlook will be held at 8 am Eastern time today, November 10, 2014 and may be heard by visiting the “Investor Relations” section of the WhiteWave website at www.whitewave.com/investors. The webcast replay of the call will be available for approximately 45 days. A slide presentation and schedule reconciling GAAP to non-GAAP financial information will be available on our website and will accompany the webcast.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments include corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with our company’s initial public offering in October 2012 (the “IPO Grants”), non-recurring transaction costs related to acquisitions and other investments, non-recurring transition costs related to our separation from Dean Foods Company, the elimination of a gain recognized from the reversal of restructuring costs, and the elimination of non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below and may be found in a reconciliation schedule posted on the Investor Relations section of the company’s website.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce throughout North America and Europe. The Company is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company’s widely-recognized, leading brands distributed in North America include Silk® and So Delicious® plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® premium dairy products and Earthbound Farm® certified organic salads, fruits and vegetables. Its popular European brands of plant-based foods and beverages include Alpro® and Provamel®. To learn more about WhiteWave, visit www.whitewave.com; and for more information about Earthbound Farm, visit www.ebfarm.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading

“Forward Outlook” and statements relating to, among other things, projections of net sales, operating income, net income and earnings per share, on an adjusted and GAAP basis, our innovation plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected financial impact of our acquisitions of Earthbound Farm and So Delicious, the expected impact and timing of additional investments in our joint venture in China and commencement of operations, and other statements that begin with words such as “believe,” “expect,” “intend,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. The company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products and the company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the company’s control and which are described in the company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014 as subsequently updated on September 11, 2014 in the Current Report on Form 8-K, and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the fourth quarter and full year 2014 may be impacted by our ability or inability to effectively integrate and operate our Earthbound Farm business acquired on January 2, 2014, and recently acquired So Delicious business, and the amount of our future additional investments in our joint venture in China and timeline for the joint venture to commence operations. The company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACTS
Investor Relations:
Dave Oldani
+1 (303) 635-4747
Media:
Molly Keveney
+1 (303) 635-4529

The WhiteWave Foods Company
Condensed Consolidated Statements of Operations
(Unaudited, GAAP Basis)

	Three months ended September 30,
	2014	2013
	(In thousands, except share and per share data)

Total net sales	$857,467	$638,518
Cost of goods sold	564,711	412,066
Gross profit	292,756	226,452
Operating expenses:
Selling, distribution, and marketing	157,756	131,548
General and administrative	61,653	45,364
Asset disposal and exit costs	—	7,400
Total operating expenses	219,409	184,312
Operating income	73,347	42,140
Other expense (income):
Interest expense	9,713	4,459
Other expense (income), net	(1,670)	4,129
Total other expense	8,043	8,588
Income before income tax	65,304	33,552
Income tax expense	22,999	9,259
Income before loss in investment in unconsolidated entity	42,305	24,293
Loss in investment in unconsolidated entity	(1,448)	—
Net income	$40,857	$24,293

Weighted-average common shares:
Basic	174,136,880	173,097,361
Diluted	178,291,434	175,203,342

Net income per share:
Basic	$0.23	$0.14
Diluted	$0.23	$0.14

The WhiteWave Foods Company
Condensed Consolidated Statements of Operations
(Unaudited, GAAP Basis)

	Nine months ended September 30,
	2014	2013
	(In thousands, except share and per share data)

Net sales	$2,525,617	$1,823,854
Sales to related parties	—	37,062
Transitional sales fees	—	1,837
Total net sales	2,525,617	1,862,753
Cost of goods sold	1,674,387	1,193,544
Gross profit	851,230	669,209
Operating expenses:
Selling, distribution, and marketing	462,057	395,833
General and administrative	195,569	139,888
Asset disposal and exit costs	(704)	7,400
Total operating expenses	656,922	543,121
Operating income	194,308	126,088
Other expense (income):
Interest expense	22,947	13,920
Other expense (income), net	2,687	(4,265)
Total other expense	25,634	9,655
Income before income tax	168,674	116,433
Income tax expense	59,059	36,932
Income before loss in investment in unconsolidated entity	109,615	79,501
Loss in investment in unconsolidated entity	(1,991)	—
Net income	$107,624	$79,501

Weighted-average common shares:
Basic	173,911,304	173,035,973
Diluted	177,620,641	174,149,095

Net income per share:
Basic	$0.62	$0.46
Diluted	$0.61	$0.46

The WhiteWave Foods Company
Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	September 30, 2014	December 31, 2013
	(In thousands)
ASSETS
Cash and cash equivalents	$226,178	$101,105
Trade receivables, net of allowance	201,851	146,864
Inventories	197,838	158,569
Deferred income taxes	33,076	26,588
Prepaid expenses and other current assets	38,062	23,095
Total current assets	697,005	456,221
Investment in unconsolidated entity	44,030	—
Property, plant, and equipment, net	928,517	659,683
Identifiable intangible and other assets, net	650,911	394,937
Goodwill	986,278	772,343
Total Assets	$3,306,741	$2,283,184

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$421,178	$357,106
Current portion of debt and capital lease obligations	21,085	15,000
Income taxes payable	1,126	14,294
Total current liabilities	443,389	386,400
Long-term debt and capital lease obligations	1,500,795	647,650
Deferred income taxes	262,330	237,765
Other long-term liabilities	41,038	49,930
Total Liabilities	2,247,552	1,321,745
Common stock	1,742	1,735
Additional paid-in capital	874,750	851,017
Retained Earnings	224,751	117,127
Accumulated other comprehensive loss	(42,054)	(8,440)
Total Shareholders' Equity	$1,059,189	$961,439
Total Liabilities and Shareholders' Equity	$3,306,741	$2,283,184

The WhiteWave Foods Company
Condensed Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Nine months ended September 30,
	2014	2013
	(In thousands)
Operating Activities
Net income	$107,624	$79,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,152	60,552
Share-based compensation expense	21,045	14,317
Amortization of debt issuance costs	2,173	1,810
Other adjustments	1,336	13,873
Net change in operating assets and liabilities, net of acquisition	(46,214)	(54,734)
Net cash provided by operating activities	168,116	115,319

Investing Activities
Investment in unconsolidated entity	(47,285)	—
Payments for acquisition, net of cash acquired $5,638	(603,134)	—
Payments for property, plant, and equipment	(209,337)	(103,144)
Proceeds from sale of fixed assets	400	62,166
Net cash used in investing activities	(859,356)	(40,978)

Financing Activities
Distributions to Dean Foods, net	—	(871)
Proceeds from the issuance of debt	1,025,000	—
Other debt related activity	(188,416)	(58,000)
Other financing activities	(16,101)	608
Net cash provided by (used in) financing activities	820,483	(58,263)
Effect of exchange rate changes on cash and cash equivalents	(4,170)	1,694
Increase in cash and cash equivalents	125,073	17,772
Cash and cash equivalents, beginning of period	101,105	69,373
Cash and cash equivalents, end of period	$226,178	$87,145

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended September 30, 2014					Three months ended September 30, 2013
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted

Total net sales	$857,467	$—		$857,467		$638,518	$—		$638,518
Cost of goods sold	564,711	(718)	(a)	563,993		412,066	—		412,066
Gross profit	292,756	718		293,474		226,452	—		226,452
Operating expenses:
Selling, distribution, and marketing	157,756	(1,795)	(a)	155,961		131,548	—		131,548
General and administrative	61,653	(5,885)	(b)	55,768		45,364	(4,786)	(b)	40,578
Asset disposal and exit costs	—	—		—		7,400	(7,400)	(c)	—
Total operating expenses	219,409	(7,680)		211,729		184,312	(12,186)		172,126
Operating income	73,347	8,398		81,745		42,140	12,186		54,326
Other expense (income):
Interest expense	9,713	(831)	(d)	8,882		4,459	—		4,459
Other expense (income), net	(1,670)	1,670	(e)	0		4,129	(4,157)	(e)	(28)
Total other expense (income)	8,043	839		8,882		8,588	(4,157)		4,431
Income before loss in investment in unconsolidated entity	65,304	7,559		72,863		33,552	16,343		49,895
Income tax expense	22,999	1,777	(f)	24,776		9,259	6,798	(f)	16,057
Loss in investment in unconsolidated entity	(1,448)	—		(1,448)		—	—		—
Net income	$40,857	$5,782		$46,639		$24,293	$9,545		$33,838
Earnings per Share:
Basic				$0.27	(j)				$0.20	(j)
Diluted				$0.26	(j)				$0.19	(j)
Weighted-Average Common Shares:
Basic				174,136,880	(j)				173,097,361	(j)
Diluted				178,291,434	(j)				175,203,342	(j)

Adjusted net income excluding joint venture activities:
Adjusted net income				46,639					33,838
Corporate related joint venture expenses, net of tax				780	(g)				—
Loss in investment in unconsolidated entity				1,448	(h)				—
Adjusted net income excluding joint venture activities				$48,867					$33,838
Adjusted earnings per share excluding joint venture activities:
Basic				$0.28					$0.20
Diluted				$0.27					$0.19

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended September 30, 2014				Three months ended September 30, 2013
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)				(In thousands)
Income statement amounts by segment:
Total net sales
North America	$728,279	$—		$728,279	$534,177	$—		$534,177
Europe	129,188	—		129,188	104,341	—		104,341
Total	$857,467	$—		$857,467	$638,518	$—		$638,518

Operating income
North America	$81,305	$2,513	(a)	$83,818	$51,366	$7,400	(c)	$58,766
Europe	13,730	—		13,730	7,559	—		7,559
Total consolidated segment operating income	95,035	2,513		97,548	58,925	7,400		66,325
Corporate and other	(21,688)	5,885	(b)	(15,803)	(16,785)	4,786	(b)	(11,999)
Total operating income	$73,347	$8,398		$81,745	$42,140	$12,186		$54,326

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended September 30,
	2014	2013
	(In thousands)
Net income	$40,857	$24,293
Interest expense, net	9,713	4,459
Income tax expense	22,999	9,259
Depreciation and amortization	27,284	20,573
EBITDA	$100,853	$58,584
Transaction, asset disposal & transition costs (b), (c)	3,260	9,676
Mark to market adjustments on economic hedge losses (a), (e)	843	4,157
IPO grants & non-cash stock-based compensation (b), (i)	6,066	4,208
Adjusted EBITDA	$111,022	$76,625

Corporate related joint venture expenses (g)	1,182	—
Loss in investment in unconsolidated entity (h)	1,448	—
Adjusted EBITDA excluding joint venture activities	$113,652	$76,625

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Nine months ended September 30, 2014					Nine months ended September 30, 2013
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$2,525,617	$—		$2,525,617		$1,862,753	$—		$1,862,753
Cost of goods sold	1,674,387	(718)	(a)	1,673,669		1,193,544	—		1,193,544
Gross profit	851,230	718		851,948		669,209	—		669,209
Operating expenses:
Selling, distribution, and marketing	462,057	(1,795)	(a)	460,262		395,833	—		395,833
General and administrative	195,569	(20,335)	(b)	175,234		139,888	(14,425)	(b)	125,463
Asset disposal and exit costs	(704)	704	(c)	—		7,400	(7,400)	(c)	—
Total operating expenses	656,922	(21,426)		635,496		543,121	(21,825)		521,296
Operating income	194,308	22,144		216,452		126,088	21,825		147,913
Other expense (income):
Interest expense	22,947	(831)	(d)	22,116		13,920	—		13,920
Other expense (income), net	2,687	(2,687)	(e)	—		(4,265)	3,992	(e)	(273)
Total other expense (income)	25,634	(3,518)		22,116		9,655	3,992		13,647
Income before loss in investment in unconsolidated entity	168,674	25,662		194,336		116,433	17,833		134,266
Income tax expense	59,059	8,171	(f)	67,230		36,932	7,394	(f)	44,326
Loss in investment in unconsolidated entity	(1,991)	—		(1,991)		—	—		—
Net income	$107,624	$17,491		$125,115		$79,501	$10,439		$89,940
Earnings per Share:
Basic				$0.72	(j)				$0.52	(j)
Diluted				$0.70	(j)				$0.52	(j)
Weighted-Average Common Shares:
Basic				173,911,304	(j)				173,035,973	(j)
Diluted				177,620,641	(j)				174,149,095	(j)
Adjusted net income excluding joint venture activities:
Adjusted net income				125,115					89,940
Corporate related joint venture expenses, net of tax				2,722	(e)				—
Net loss in investment in unconsolidated entity				1,991	(f)				—
Adjusted net income excluding joint venture activities				$129,828					$56,101
Adjusted earnings per share excluding joint venture activities:
Basic				$0.75					$0.52
Diluted				$0.73					$0.52

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Nine months ended September 30, 2014				Nine months ended September 30, 2013
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)				(In thousands)
Income statement amounts by segment:
Total net sales
North America	$2,142,402	$—		$2,142,402	$1,555,023	$—		$1,555,023
Europe	383,215	—		383,215	307,730	—		307,730
Total	$2,525,617	$—		$2,525,617	$1,862,753	$—		$1,862,753

Operating income
North America	$229,932	$1,809	(a),(c)	$231,741	$157,266	$7,400	(c)	$164,666
Europe	38,139	—		38,139	22,109	—		22,109
Total consolidated segment operating income	268,071	1,809		269,880	179,375	7,400		186,775
Corporate and other	(73,763)	20,335	(b)	(53,428)	(53,287)	14,425	(b)	(38,862)
Total operating income	$194,308	$22,144		$216,452	$126,088	$21,825		$147,913

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Nine months ended September 30,
	2014	2013
	(In thousands)
Net income	$107,624	$79,501
Interest expense, net	22,947	13,920
Income tax expense	59,059	36,932
Depreciation and amortization	82,152	60,552
EBITDA	$271,782	$190,905
Transaction, asset disposal & transition costs (a), (b)	10,850	14,691
Mark to market adjustments on economic hedges (gains)/losses (c)	5,199	(3,992)
IPO grants & non-cash stock-based compensation (a), (g)	24,935	15,583
Adjusted EBITDA	$312,766	$217,187

Corporate related joint venture expenses (e)	4,161	—
Net loss in investment in unconsolidated entity (f)	1,991	—
Adjusted EBITDA excluding joint venture activities	$318,918	$217,187

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects elimination of the expense related to the mark-to-market adjustment on commodity hedges.

•	$2.5 million for the three months ended September 30, 2014.

•	$2.5 million for the nine months ended September 30, 2014.

(b)	The adjustment reflects:

i.	Elimination of stock compensation expense for the IPO grants.

•	$2.6 million for the three months ended September 30, 2014.

•	$2.5 million for the three months ended September 30, 2013.

•	$8.8 million for the nine months ended September 30, 2014.

•	$7.1 million for the nine months ended September 30, 2013.

ii.	Elimination of non-recurring transaction costs related to acquisitions and other investments.

•	$2.9 million for the three months ended September 30, 2014.

•	$nil million for the three months ended September 30, 2013.

•	$10.3 million for the nine months ended September 30, 2014.

•	$nil million for the nine months ended September 30, 2013.

iii.	Elimination of non-recurring transition costs related to the separation from Dean Foods Company.

•	$0.3 million for the three months ended September 30, 2014.

•	$1.5 million for the three months ended September 30, 2013.

•	$1.2 million for the nine months ended September 30, 2014.

•	$5.8 million for the nine months ended September 30, 2013.

iv.	Elimination of non-recurring transaction costs related to the July 2013 registered public offering by Dean Foods Company of WhiteWave shares.

•	$nil million for the three months ended September 30, 2014.

•	$0.8 million for the three months ended September 30, 2013.

•	$nil million for the nine months ended September 30, 2014.

•	$1.4 million for the nine months ended September 30, 2013.

(c)	The adjustment reflects elimination of asset disposal and exit costs.

i.	Elimination of the non-cash write-down of the assets of the dairy farm located in Idaho.

•	$nil million for the three months ended September 30, 2014.

•	$7.4 million for the three months ended September 30, 2013.

•	$(0.4) million for the nine months ended September 30, 2014.

•	$7.4 million for the nine months ended September 30, 2013.

ii.	Elimination of the restructuring costs in connection with the sale of the dairy farm in Idaho.

•	$nil million for the three months ended September 30, 2014.

•	$nil million for the three months ended September 30, 2013.

•	$(0.3) million for the nine months ended September 30, 2014.

•	$nil million for the nine months ended September 30, 2013.

(d)	The adjustment reflects elimination of expense related to debt issuance costs written off as a result of the debt modification.

•	$0.8 million for the three months ended September 30, 2014.

•	$0.8 million for the nine months ended September 30, 2014.

(e)	The adjustment reflects elimination of the (income) expense related to the mark-to-market adjustment on interest rate hedges.

•	$(1.7) million for the three months ended September 30, 2014.

•	$4.2 million for the three months ended September 30, 2013.

•	$2.7 million for the nine months ended September 30, 2014.

•	($4.0) million for the nine months ended September 30, 2013.

(f)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted net income.

(g)	The adjustment reflects the elimination of administrative costs incurred to manage our China Joint Venture investment.

•	$1.2 million ($0.8 million, net of tax) for the three months ended September 30, 2014.

•	$4.2 million ($2.7 million, net of tax) for the nine months ended September 30, 2014.

(h)	The adjustment reflects the elimination of the loss incurred on the investment in the China Joint Venture.

•	$1.4 million for the three months ended September 30, 2014.

•	$2.0 million for the nine months ended September 30, 2014.

(i)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$3.4 million for the three months ended September 30, 2014.

•	$1.7 million for the three months ended September 30, 2013.

•	$16.2 million for the nine months ended September 30, 2014.

•	$8.4 million for the nine months ended September 30, 2013.

(j)
On May 23, 2013, Dean Foods distributed to its stockholders an aggregate of 47,686,000 shares of our Class A common stock and 67,914,000 shares of our Class B common stock as a pro rata dividend on shares of Dean Foods common stock outstanding. For 2013 quarter-to-date, the number of shares used to compute basic earnings per share is 173,097,361 which is comprised of 109,612,955 shares of Class A common stock and 63,484,406 shares of Class B common stock on a weighted average basis. For 2013 year-to-date, the number of shares used to compute basic earnings per share is 173,035,973, which is comprised of 63,917,983 shares of Class A common stock and 109,117,990 shares of Class B common stock on a weighted average basis. The number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs. In May 2014, the Company’s sole outstanding class of capital stock was reclassified as common stock.

For the three months and nine months ended September 30, 2014, the number of shares used to compute basic earnings per shares is 174,136,880 and 173,911,304 respectively, which is comprised entirely of common stock on a weighted average basis. The number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs.